SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        AMERICAN CAPITAL STRATEGIES, LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                    ----------------------------------------
                    (State of Incorporation or Organization)

                                   52 145 1377
                      ------------------------------------
                      (IRS Employer Identification Number)


                             3 Bethesda Metro Center
                            Bethesda, Maryland 20814
                     ----------------------------------------
                     (Address of Principal Executive Offices)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)

     Securities to be registered pursuant to Section 12(g) of the Act:


              Title of each class                Name of each exchange on which
              to be so registered                each class is to be registered
   ---------------------------------------       ------------------------------
   Common Stock, par value $0.01 per share                  Nasdaq


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                                       - 2 -

Item 1.  Description of Registrants' Securities to be
         Registered

     This registration statement relates to the common stock, par value $0.01 per share ("Common Stock") of the Registrant, which is to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and listed on Nasdaq. For a description of the Common Stock being registered hereby, reference is made to the information contained under the caption "Description of Capital Stock" in the Registrants' registration statement (File No. 333-29943) filed with the Securities and Exchange Commission ("SEC") on June 24, 1997, under the Securities Act of 1933, as amended, which registration statement was amended by Pre-Effective Amendment No. 1 filed with the SEC on August 12, 1997. The information contained in the foregoing Registration Statement, as amended, is incorporated herein by reference.


Item 2.  Exhibits

               1.  Instruments defining the rights of holders of securities: See
                   Article IV of the Company's Second Amended and Restated Certificate of Incorporation. (Incorporated by reference to Registrant's Form N-2, File No. 333-29943).

               2.  Instruments defining the rights of holders of securities: See
                   Section I of the Company's Second Amended and Restated Bylaws. (Incorporated by reference to Registrant's Form N-2, File No. 333-29943).

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 27, 1997.


AMERICAN CAPITAL STRATEGIES, LTD.



By:  /s/ Malon Wilkus
     -----------------
     Malon Wilkus
     President and Director